UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2007

DATASCOPE CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-6516	13-2529596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14 Philips Parkway
Montvale, New Jersey		07645-9998
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (201) 391-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On July 30, 2007, the Board of Directors of Datascope Corp. (the “Company”) elected Henry Scaramelli as Chief Financial Officer of the Company. Mr. Scaramelli, 54, has been employed by the Company as Corporate Vice President and Controller since September 2003 and has been the Acting Chief Financial Officer since April 3, 2007. From July 2002 to September 2003, Mr. Scaramelli served as Group Vice President, Finance for the Cardiac Assist Division and InterVascular, Inc. From October 1996 to June 2002, Mr. Scaramelli served as Vice President, Finance for the Cardiac Assist Division.
     Mr. Scaramelli currently receives a salary of $230,000 per year and is eligible to receive a bonus pursuant to Company plans applicable to senior management. Mr. Scaramelli receives an allowance of approximately $1,100 per month to cover expenses related to his automobile. Mr. Scaramelli receives medical and dental benefits pursuant to the Company’s health plan for management.
     On August 3, 2007, the Company issued a press release announcing the matters discussed above. The press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits
99.1	Press release dated August 3, 2007 issued by Datascope Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASCOPE CORP. Registrant
/s/ Fred Adelman
Vice President, Chief Accounting Officer

Dated: August 3, 2007

EXHIBIT INDEX

Exhibit No.

99.1	Press release dated August 3, 2007 issued by Datascope Corp.